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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                   FORM S-8
                            Registration Statement
                       Under The Securities Act of 1933

                       BLAGMAN MEDIA INTERNATIONAL, INC.
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              (Exact name of Registrant as specified in charter)

                         NEVADA                                                         84-1108499
              (State or other jurisdiction                                             (IRS Employer
           of incorporation or organization)                                      Identification Number)

                                                                          Robert Blagman, Chief Executive Officer
          1901 Avenue of the Stars, Suite 1710                             1901 Avenue of the Stars, Suite 1710
             Los Angeles, California 90067                                     Los Angeles, California 90067
                     (310) 788-5444                                                   (310) 788-5444
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            (Address and telephone number of                                   (Name, address and telephone
       Registrant's Principal Executive Offices)                               number of agent for service)

                     2001 EMPLOYEE STOCK COMPENSATION PLAN
                           (Full Title of the Plan)

                       Copies of all communications to:

                             Robert S. Luce, Esq.,
                               399 Quentin Road
                                    Suite A
                           Palatine, Illinois 60067
                                (847) 776-9729

Title of each class                             Proposed Maximum        Proposed Maximum
of securities to be         Amount to be       Offering Price Per      Aggregate Offering            Amount of
    registered             Registered (1)          Share (2)                Price (2)           Registration Fee (2)
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
Common stock,
$.001 par value             100,000,000                $0.06               $6,000,000                $1500.00

(1) Includes an indeterminate number of additional shares that may be issued pursuant to the above employee benefit plan as a result of any future stock split, stock dividend or similar adjustment.

(2) The Proposed Maximum Offering Price Per Share and Proposed Maximum Aggregate Offering price are based upon the market price of the Shares on the date of grant in accordance with Rule 457(h) of the Securities Act of 1933, as amended. These amounts are calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under Securities Act of 1933, as amended.


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                                    PART I.

               INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*

*Information required by Part I to be contained in a Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and the Note to Part I of Form S08.

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                                   PART II.

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference in this registration statement of BLAGMAN MEDIA INTERNATIONAL, INC. ("BMII" or the "Registrant") and in the related Section 10(a) prospectus:

         (a) BMII's Annual Report on Form 10-KSB for the year ended December 31, 2001.

         (b)   BMII's Quarterly report on Form 10-KSB dated April 20, 2000.

         (c) See "Description of Securities" at pages 3 and 4 of the Section 10(a) Prospectus relating to the 2001 Employee Stock Compensation Plan which is attached hereto as Exhibit 4.1.

         In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the securities that may be offered under the BMII 2001 Employee Stock Compensation Plan (the "Plan") will be passed upon for BMII by Robert S. Luce, Esq., Attorney at Law, 399 Quentin Road, Suite A, Palatine, Illinois 60067.

Item 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Article Sixth of BMII's Certificate of Incorporation authorizes BMII to indemnify any current or former director, officer, employee, or agent of BMII, or a person serving in a similar post in another organization at the request of BMII, against expenses, judgments, fines, and amounts paid in settlement incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to the fullest extent not prohibited by the Nevada General Corporation Law, public policy or other applicable law. Sections 78.751 and 78.752 of the Nevada General Corporation Law authorize a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) arising under the Securities Act of 1933, as amended (the "1933 Act").

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Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

Item 8.  EXHIBITS.

         The Exhibits to this registration statement are listed in the Index to Exhibits on page 5.

Item 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

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                                  SIGNATURES

     Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on the date below.

DATED: August __________, 2001             BLAGMAN MEDIA INTERNATIONAL, INC.



                                           By______________________________

                                             Robert Blagman, President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates respectively indicated.



                                   President, Director          August ___, 2001
______________________________
  Robert Blagman


                                   Secretary, Director          August ___, 2001
______________________________
  Leslie Blagman

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                               INDEX TO EXHIBITS


Exhibit
Number    Description
______    ______________

 4.1. Employee Stock Compensation Plan and the Section 10(a) Prospectus relating thereto

 5.1.     Opinion of Counsel regarding legality

 23.1.    Consent of Independent Public Accountants

          Consent of Counsel (included in Exhibit 5.1)

 24.      Powers of Attorney

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